UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 25, 2017

UGI Utilities, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	1-1398	23-1174060
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2525 N. 12th Street, Suite 360, Reading, Pennsylvania		19612
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610 796-3400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 25, 2017, the Board of Directors (the "Board") of UGI Utilities, Inc. (the "Company") approved amendments to amend and restate the Company’s Bylaws (the "Bylaws"). Among other things, the amendments to the Bylaws:

• Specify that the fiscal year of the Company shall be the twelve-month period determined by the Board from time-to-time.

• Specify that any notice required to be given to any person under the provisions of the Pennsylvania Business Corporation Law, as amended (the "Business Corporation Law"), by the Company’s Articles of Incorporation, as amended (the "Articles"), or the Bylaws, shall be given to the person either personally or by sending a copy thereof by mail, facsimile transmission, e-mail or other electronic communication and that such notice shall be deemed to have been given as set forth in Section 2.01 of the Bylaws.

• Provide that meetings of shareholders need not be held at a particular geographic location if the meeting is held by means of the Internet or other electronic technology pursuant to which the shareholders have an opportunity to read or hear the proceedings substantially concurrently with their occurrence, vote on matters submitted to the shareholders and pose questions to the directors.

• Specify that the annual meeting of shareholders shall be held only on the date and at the time fixed by (i) the Board or (ii) a duly authorized committee of the Board.

• Specify that special meetings of the shareholders may be called at any time by (i) the chairman, the vice chairman, the chief executive officer or by the Board, or (ii) by the secretary of the Company, upon the written request of the record shareholders of the Company who hold, in the aggregate, not less than 20% of the outstanding shares of the Company that would be entitled to vote at the meeting at the time such request is submitted by the holders of such requisite percentage.

• Provide that a shareholder’s presence or participation at a meeting of the shareholders by conference telephone or other electronic means shall constitute his or her presence, vote or action, or consent or dissent.

• Provide that any previously scheduled annual or special meeting of the shareholders may be postponed or canceled upon notice given prior to the time previously scheduled for such meeting.

• Specify that each director of the Company shall be a natural person of full age, provided that no person of age 75 years or more shall be eligible for election as a director.

• Clarify the definition of the meaning of the term "proceeding" with respect to the indemnification of directors, officers and other authorized representatives.

• Provide that, with respect to the advancement of expenses to an indemnified representative, the advance shall be unsecured and interest-free and the Company shall not impose additional conditions to the advancement of expenses or require from the indemnified representative additional undertakings regarding repayment.

In addition to the foregoing, there are various other "clean-up" changes to the Bylaws including, but not limited to, grammatical and other typographical corrections; formatting changes; revisions to headings, titles and captions; and defining and capitalizing certain terms.

The foregoing description of the various amendments included in the Bylaws does not purport to be complete and is qualified in its entirety by reference to the complete text of the Bylaws adopted by the Board on July 25, 2017, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.1 and incorporated by reference in this Item 5.03 in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1 Bylaws of UGI Utilities, Inc., Amended and Restated as of July 25, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UGI Utilities, Inc.

July 31, 2017	By:	Monica M. Gaudiosi

Name: Monica M. Gaudiosi
Title: Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

3.1	Bylaws of UGI Utilities, Inc., Amended and Restated as of July 25, 2017.